UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

Kestrel Group Ltd

(Exact name of registrant as specified in its charter)

Bermuda	001-42668	98-1833921
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Bermudiana Road, Suite 1141 Hamilton HM 11, Bermuda

Telephone: (441) 298-4900

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	KG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On August 11, 2025, the Audit Committee of the Board of Directors of Kestrel Group Ltd (the “Company”), after consultation with management, Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, and Frazier & Deeter, LLC (“FD”), Kestrel Group, LLC’s former independent registered public accounting firm, concluded that the previously issued consolidated financial statements of Kestrel Group, LLC (“Kestrel”) for the fiscal years ended December 31, 2023 and 2024, should no longer be relied upon due to errors related to the timing of revenue recognition on certain service contracts.

The errors resulted in an understatement of Kestrel’s revenue in the amount of approximately $2.4 million for the year ended December 31, 2023, and overstatement of revenues of approximately $1.6 million and $139,000 for the year ended December 31, 2024 and the three months ended March 31, 2025, respectively. These understatements also impacted net income, earnings per share and shareholders’ equity for the affected periods.

The cumulative effect on the Company’s shareholders’ equity in connection with the consummation on May 27, 2025 of the series of mergers contemplated by the combination agreement, dated December 29, 2024 by and between Maiden Holdings, Ltd., Kestrel the equity holders of Kestrel, Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares, and the parties thereto, was $674,000. The Company believes that such errors are not material with respect to the Company’s combined consolidated financial statements.

The Company intends to restate Kestrel’s affected financial statements and is working with FD to file amended consolidated financial statements for the affected periods through a Form 8-K/A which will also file the pro forma combined consolidated financial statements of the Kestrel Group Ltd. for the year ended December 31, 2024 and for the three months ended March 31, 2025 as soon as practicable. Management has also concluded that a material weakness exists in Kestrel’s internal control over financial reporting related to the application of revenue recognition principles. Remediation efforts are currently underway.

The Audit Committee has discussed the matters disclosed in this filing with EY, the Company’s independent registered public accounting firm, and FD, Kestrel’s former independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESTREL GROUP LTD

	By:	/s/ Bradford Luke Ledbetter
Date: August 11, 2025	Name:	Bradford Luke Ledbetter
	Title:	Chief Executive Officer